Consent of Independent Registered Public Accounting Firm

As independent public accountants, we hereby consent to the use of our report incorporated by reference herein dated January 11, 2005 on the financial statements of The North Country Funds as of November 30, 2004 and to the references to our firm in the prospectus and the Statement of Additional Information in this Post-Effective Amendment to The North Country Funds Registration Statement on Form N-1A.

Cohen McCurdy, Ltd.

Westlake, Ohio

March 28, 2005